INVISION CAPITAL, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2006

 (Stated in US Dollars)

 (Unaudited)

INVISION CAPITAL, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
January 31, 2006
(Stated in US Dollars)
(Unaudited)

		December 31,
		2005
		EDI Exploration
		Drilling
	Invision	International	(Note 5)		Pro Forma
	Capital, Inc.	GmbH	Pro Forma		Consolidated
ASSETS	(January 31, 2006)	(December 31, 2005)	Adjustments		Balance

Current
Cash	$297	$91,903	$-		$92,200
Government value added tax receivable	-	58,116	-		58,116
Due from related parties	-	287,577	-		287,577

Total current assets	297	437,596	-		437,893

Property, plant and equipment	-	97,457	-		97,457
Advances	-	11,283	-		11,283
Patents	-	35,866	-		35,866
Deferred taxes	-	232,497	-		232,497

	$297	$814,699	$-		$814,996

LIABILITIES

Current
Accounts payable and accrued liabilities	$2,894	$89,579	$-		$92,473
Due to related parties	6,225	5,701	-		11,926

	9,119	95,280	-		104,399

STOCKHOLDERS’ EQUITY

Common stock	10,399	30,187	50,000	(a)	60,399
			(10,399)	(b)
			(19,788)	(d)
Additional paid-in capital	63,611	1,039,163	(50,000)	(a)	999,857
			(63,611)	(b)
			74,010	(b)
			(83,104)	(c)
			19,788	(d)
Accumulated other comprehensive income (loss)	272	-	-		272
Deficit	(83,104)	(349,931)	83,104	(c)	(349,931)

Total Stockholders’ Equity (Deficiency)	(8,822)	719,419	-		710,597

Total Liabilities and Stockholders’ Equity	$297	$814,699	$-		$814,996

SEE ACCOMPANYING NOTES

INVISION CAPITAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the six months ended January 31, 2006
(Stated in US Dollars)
(Unaudited)

		EDI Exploration
		Drilling	Pro forma
	Invision	International	Consolidated
	Capital, Inc	GmbH	Total
	(Six months ended	(Six months ended
	January 31, 2006)	December 31, 2005)

Expenses
Selling expenses	-	130,696	130,696
General administrative expenses	5,823	179,012	184,835
Research and development expenses	-	134,591	134,591
Other selling and marketing expenses	-	47,709	47,709

Loss for the period before other item	(5,823)	(492,008)	(497,831)

Other item
Interest income	-	4,168	4,168

Loss before income taxes	(5,823)	(487,840)	(493,663)

Income taxes	-	219,959	219,959

Net loss	$(5,823)	$(267,881)	$(273,704)

Basic and diluted loss per share	$(0.00)	$(267,881)	$(0.00)

Weighted average shares outstanding
– basic and diluted	10,398,400	1	60,398,400

SEE ACCOMPANYING NOTES

INVISION CAPITAL, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the periods ended July 31, 2005
(Stated in US Dollars)
(Unaudited)

		EDI Exploration
		Drilling
		International
	Invision	GmbH
	Capital, Inc	(For the period
	(For the year	July 12, 2004	Pro forma
	ended	To	Consolidated
	July 31, 2005)	June 30, 2005)	Total

Expenses
Selling expenses	-	-	-
General administrative expenses	11,821	65,200	77,021
Research and development expenses	-	369	369
Other selling and marketing expenses	-	1,277	1,277

Loss for the period before income taxes	(11,821)	(66,846)	(78,667)

Income taxes	-	1,470	1,470

Net loss	$(11,821)	$(65,376)	$(77,197)

Basic and diluted loss per share	$(0.00)	$(65,376)	$(0.00)

Weighted average shares outstanding – basic and diluted	10,398,400	1	60,398,400

SEE ACCOMPANYING NOTES

INVISION CAPITAL, INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006
(Stated in US Dollars)
(Unaudited)

Note 1	Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and consolidated statements of operations give effect to the acquisition of EDI Exploration Drilling International GmbH (“EDI”) by Invision Capital, Inc. (“Invision”) on April 5, 2006 (closed April 26, 2006).

The unaudited pro forma consolidated financial statements of Invision included herein have been compiled by management of Invision in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the January 31, 2006 and July 31, 2005 financial statements of Invision and the December 31, 2005, June 30, 2005 and December 31, 2004 financial statements of EDI, together with other information available to the corporations. In the opinion of management of Invision, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of EDI by Invision as described below.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Invision and EDI referred to above and included elsewhere in this 8-K. The Invision unaudited pro forma consolidated balance sheet gives effect to the acquisition of EDI as if it had occurred on January 31, 2006. The unaudited pro forma consolidated statements of operations gives effect to the acquisition of EDI as if it had occurred at the start of the fiscal periods beginning on August 1, 2004, for Invision and July 12, 2004 for EDI. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Note 2	EDI Exploration Drilling International GmbH

EDI is a German company and operates primarily in Germany. The financial statements of EDI were prepared in accordance with generally accepted accounting principles in the United States of America.

Note 3	Acquisition of EDI

On April 5, 2006 (closed April 26, 2006), Invision entered into a share purchase agreement with EDI Exploration Drilling International Holding GmbH (“EDI Holding”), EDI, and Frank Rigney for the purchase of a 100% ownership interest in EDI from EDI Holding. Under the terms of the share purchase agreement, Invision agreed to issue to EDI Holding 50,000,000 of its common shares in exchange for a 100% ownership interest in EDI. In addition, Mr. Rigney agreed to transfer 20,000,000 common shares of Invision to EDI Holding for total proceeds of $10,000. The business combination will be accounted for as a reverse acquisition, with EDI being treated as the accounting acquirer.

Invision Capital, Inc.
Notes to the Pro Forma Consolidated Financial Statements
January 31, 2006
(Stated in US Dollars)
(Unaudited) – Page 2

Note 3	Acquisition of EDI – (cont’d)

The carrying values of the assets and liabilities of Invision as presented in the January 31, 2006 historical financial statements approximate their fair values.

The net liabilities of Invision acquired are as follows:

Cash	$297
Accounts payable and accrued liabilities	(2,894)
Due to related parties	(6,225)

$(8,822)

Note 4	Share Capital

			Additional
	Common shares		Paid-in
	Number	Par value	Capital

EDI balance, January 31, 2006	1	$30,187	$1,039,163
EDI common shares prior to
acquisition	(1)	(30,187)	30,187
Invision common shares prior to
acquisition	10,398,400	10,399	(10,399)
Common shares issued pursuant to
share purchase agreement	50,000,000	50,000	(59,094)

Pro forma, January 31, 2006	60,398,400	$60,399	$999,857

Note 5	Pro Forma Adjustments

The unaudited pro forma consolidated financial statements include the following pro forma adjustments.

a)	To record the issuance of 50,000,000 common shares of Invision to acquire 100% of the issued and outstanding shares of EDI.

b)	To eliminate capital stock and paid-in capital of Invision against paid-in capital.

c)	To eliminate deficit of Invision against paid-in capital.

d)	To adjust par value of outstanding common shares of Invision to actual.

Invision Capital, Inc.
Notes to the Pro Forma Consolidated Financial Statements
January 31, 2006
(Stated in US Dollars)
(Unaudited) – Page 3

Note 6	Pro-forma Loss Per Share

Pro-forma loss per share has been calculated using the historical weighted average number of shares previously reported and amended as if the pro-forma common shares of Invision issued pursuant to the acquisition have been outstanding since the beginning of the periods.